EXHIBIT 99.1

Contacts:

Dov A. Goldstein, M.D.	E. Blair Schoeb	Heather May
Vicuron Pharmaceuticals Inc.	WeissComm Partners	Burns McClellan Inc.
610-205-2312	212-331-7813	212-213-0006

dgoldstein@vicuron.com	Blair@weisscommpartners.com	hmay@burnsmc.com

VICURON PHARMACEUTICALS FILES AMENDMENT TO ANIDULAFUNGIN NEW DRUG

APPLICATION (NDA) FOR TREATMENT OF ESOPHAGEAL CANDIDIASIS

King of Prussia, Penn., May 31, 2005 — Vicuron Pharmaceuticals Inc. (NASDAQ: MICU; Nuovo Mercato) announced it filed an amendment to its existing anidulafungin New Drug Application (NDA) with the U.S. Food and Drug Administration for the treatment of esophageal candidiasis. The amendment provides supplemental clinical data including data on the 100 mg dose of anidulafungin from the previously announced Phase 3 trial demonstrating superiority of anidulafungin versus fluconazole in invasive candidiasis/candidemia. “We are pleased to have filed this NDA amendment in the second quarter as planned, and remain on track to file a new NDA for the treatment of invasive candidiasis/candidemia in the third quarter,” said George F. Horner, III, Vicuron’s President and Chief Executive Officer.

About Anidulafungin

Anidulafungin is a product candidate made through chemical modification of a naturally occurring molecule. In vitro studies have demonstrated that anidulafungin combines both the potency and killing effects of the polyene class (e.g. amphotericin B) without the resistance problems found with the azole class (e.g., fluconazole). Anidulafungin is a broad-spectrum agent, and has been demonstrated to be highly potent in vitro against the fungi responsible for several serious fungal infections. Preclinical studies have shown that five-minute exposure to anidulafungin in vitro kills more than 99 percent of Candida, including fluconazole-resistant strains. Anidulafungin has not shown cross-resistance with azoles or amphotericin, and in the laboratory it has proven very difficult to develop resistance to anidulafungin. Anidulafungin also was well tolerated in a Phase 1 study when given in combination with cyclosporine, a leading chronic immunosuppressive drug.

About Vicuron Pharmaceuticals

Vicuron Pharmaceuticals is a biopharmaceutical company focused on discovering, developing, manufacturing and commercializing vital medicine for seriously ill patients. The company has two New Drug Applications submitted to the U.S. Food and Drug Administration for its lead products, dalbavancin, a novel intravenous antibiotic for the treatment of serious Gram-positive infections, and anidulafungin, a novel antifungal agent. Vicuron applies a disciplined, integrated approach to anti-infective discovery for next- generation compounds in both hospital-based and community-acquired infections. In addition, the company has research and development collaborations with leading pharmaceutical companies, such as Pfizer.

Forward-Looking Statements

This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward- looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Vicuron’s control. Vicuron faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including the possibilities that clinical trials and the results thereof might be delayed or unsuccessful, that the timing of the filing of any new drug application or any amendment to a new drug application might be delayed, that clinical trials might indicate that a product candidate is unsafe or ineffective, that the FDA might require additional information to be submitted and additional actions to be taken before it will make any decision, that any filed new drug application may not be approved by the FDA, that ongoing proprietary and collaborative research might not occur or yield useful results, that the pipeline may not yield a new clinical candidate or a commercial product, that a third party may not be willing to license Vicuron’s product candidates on terms acceptable to it or at all, that competitors might develop superior substitutes for Vicuron’s products or market these competitive products more effectively, that a sales force may not be developed as contemplated and that one or more of Vicuron’s product candidates may not be commercialized successfully. The reports that Vicuron files with the U.S. Securities and Exchange Commission contain a fuller description of these and many other risks to which Vicuron is subject. Because of those risks, Vicuron’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward- looking statement. The information set forth in this news release represents management’s current expectations and intentions. Vicuron assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.